Exhibit 99.1

Moving the Cloud & AI to the Device Edge CONNECTIVITY + COMPUTING + SECURITY + EDGE AI First - to - Market with Hyperconverged Multiaccess Edge - to - Cloud Computing Ma y 20 24

This presentation is made solely for informational purposes, and no representation or warranty, express or implied, is made by Veea Inc. or any of its representatives as to the information contained in these materials or disclosed during any related presentations or discussions. In this presentation, Veea Inc. makes “forward - looking statements,” which describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “launch,” “scale,” “believe,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates, and are not guarantees of future results or the timing thereof. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties related to the business of Veea Inc. and other factors. The information contained herein is provided only as of the date on which this presentation is made and is subject to change. Veea Inc. is not under any obligation to update or otherwise revise the information after the date of this presentation. The trademarks referenced in this presentation are the property of their respective owners. Any use of third - party trademarks is solely for illustrative purposes and does not imply endorsement, sponsorship, or affiliation with the owners of such trademarks, unless explicitly stated otherwise. All rights to these trademarks are reserved by their respective owners. This presentation does not constitute an offer or invitation or solicitation of any offer to sell or purchase any securities of Veea Inc. Safe H a r bo r

Founded by Industry Pioneer who Led the Digital Transformation of the Cellular Industry at Qualcomm with Continued Innovations in 2G / 3G / 4G / 5G

OMNINET

QUALCOMM

Dot Wireless



NextWave WIRELESS

IPWireless

packetvideo

Allen Salmasi
Veea Co-founder, Chairman & CEO

A 40-year history of innovations across every generation of wireless industry

✓ OmniTRACS – Mobile Satellite Data Com & Position Reporting	1983
✓ Qualcomm Founded	1985
✓ 2G (CDMA) - Americas & Parts of Asia	1989
✓ 3G (CDMA / TD-CDMA) - 1st Global Standard / Smartphone	1990s
✓ MVNO Networks with MCI	1990s
✓ 4G (OFDMA) - WiMAX >> LTE / Global Standard	2010s
✓ Industry 4.0 Smart Solutions - **Veea was formed**	2014
✓ Veea / iFREE Global SIM & Smart Shopping Cart Collaboration	2017
✓ 5G FWA & Cloud-based Virtualized Software Envir*onment*	2020
✓ Converged Wired & Wireless Networks – CableLabs & Liberty	2020
✓ Hyperconverged Edge-Cloud Computing Networks	2021
✓ Edge AI-driven hyperconverged network solutions	2022

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Senior Leadership



Janice K. Smith
Chief Operating Officer



Mark Tubinis
Chief Commercial Officer



Rich Kerr
Senior VP Product Development



Jeff Friedman
Chief Financial Officer

40 Years of Team Contributions to Wireless Industry Developments from 2G to 5G and IoT

World-class Management, Engineering & Solution Delivery

- Industry-wide recognized expertise
- First all IP-based packet-switched cellular network equipment with first to market with 4G chipset and user devices (i.e., TD-CDMA, WiMAX & LTE)
- First "wireless internet" networks for Deutsche Telekom in Eastern Europe
- First major public safety network after 9/11 in New York metro area (NYCWiN) with Northrop Grumman
- Widely adopted reference designs for most 4G/5G small cells manufactured by major ODMs

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Veea: At a Glance

Pioneering Digital Transformation at the Edge

2014

Year Formed

HQ: New York

Engineering Centers
- Iselin, New Jersey
- Bath, UK

103

Patents Granted

33 Pending & Provisional

Major Strategic Shareholders
- NLabs Inc.
- Korea Information & Communications Co
- Sony Corporation
- EdgeWater Capital

> $210m

Total Capital Raised

>14,000

Units shipped

through Dec 2023

Offices & Deployments Worldwide


North Dakota
Indiana
New Jersey (Core Engineering)
New York (HQ)
Florida
Bath, UK (Core Engineering)
Paris, France
Juvigny, France
Canada
California
Missouri/Tennessee
Mexico
Panama
Colombia
Brazil
Seoul, Korea
Hong Kong
Malaysia
Africa (Planned)
Saudi Arabia
UAE
Thailand
Indonesia
Offices
Deployments

Gartner veea Leading Smart Edge Platform 2023

Gartner veea COOL VENDOR 2021

Recognized Leading Smart Edge Platform
Gartner - Edge Management and Orchestration, 25 July 2023

Edge AI Software Market Will Exhibit Huge Growth by 2031 | Top Players are: Veea Inc., Foghorn Systems Inc, IBM ....
Global Edge AI Software Industry Market Research Report

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Veea is Pioneering a First-to-Market Category:

Hyperconverged Networks and Secure Edge-to-Cloud Computing

…in One Turnkey Solution and Platform!


Manufacturing
Smart Building
Energy
Smart Greenhouse
Enterprise
Healthcare
Smart Port
Industrial
Smart cities
Smart Retail
Smart Museum
Smart Home
Warehouse/logistics

INTELLIGENTLY CONNECTED

Initially Targeting Four Primary Market Segments That Scale Rapidly

Focus on the primary markets have already created opportunities (extensions) in related industries



1 Broadband for Unserved & Underserved Communities

AI-Assisted "ISP-in-a-Box"

Channel Partners: MSOs, MNOs, ISPs, Rural Telcos, Utilities, ONE Amazon

Optional Value-Added Services

- Tele-Education
- Tele-Health
- Tele-Training
- Smart-Farming and Precision Agriculture
- Renewable Energy
- Internet of Forest



2 Smart Buildings - Energy & Building Mgmt Systems

Real Estate ESG & IoT

Channel Partners: Honeywell Tridium, ESG Data Providers, Smart Cities

Veea Edge Platform uniquely supports "containerized" Honeywell Niagara Building Management System (BMS) with largest US market share.

Turning commercial buildings into monetizable nodes for energy management and carbon footprint reporting


TROLLEE

3 Smart Retail

Edge Advertising

Channel Partners: TROLLEE/ iFREE Group, Qualcomm, UMobile, Xingtera

Infrastructure for Next-Gen Retail Solutions:

- Veea platform integrated with iFREE Smart Shopping Cart
- Micro location-based marketing
- Real-time pricing / incentives
- Just-in-Time programmatic and/or targeted advertising
- Footfall analytics



4 Public & Private 5G/IOT Networks, Industrial IoT

Private Edge Cloud/Network

Channel Partners: CFE Mexico, Star Group, Celona / NTT Data, Xingtera

Private distributed clouds and networks for B2B and B2B2C offerings of private 4G/5G networks

Fixed Wireless Access (FWA) with dedicated peer-to-peer connections over wired or wireless connections between user devices anywhere in the world

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AI is Driving the Move to Compute Everywhere… Not Just in the Cloud or Datacenters

Data needs to be processed where it primarily proliferates and is captured - at the Edge

BEFORE:
Centralized Processing



The IT World

NOW:
Decentralizing Intelligence



The Device Edge

In 2018:

10% of Enterprise Data was Generated and Processed at the Edge



By 2025:

75% of Enterprise Data is Projected to be Generated and Processed at the Edge

Source: Gartner – What Edge Computing Means for Infrastructure and Operations Leaders https://www.gartner.com/smarterwithgartner/what-edge-computing-means-for-infrastructure-and-operations-leaders

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Massive Opportunity for Providing Edge Connectivity + Compute + Security Huge proliferation of Edge devices and data collected away from data centers and the Cloud Massive Increase in Number of Edge Devices (bn) 1 Massive Increase in Data Generated from Edge Devices (zb*) 3 30 24 20 1 9 2021 2023 202 5 E 16% 6 - ye a r CAGR 57 43 25% 6 - ye a r CAGR 2025E 74 45 26 19 20 1 9 2021 2023 1 “2021 Update – Global Internet of Things (IoT) Devices Forecast, 2020 – 2026”, Frost & Sullivan 2 https:// www.digitaljournal.com/pr/news/prwirecenter/edge - ai - software - market - will - exhibit - huge - growth - by - 2031 - top - players - are - veea - inc - foghorn - systems - inc - ibm 3 “ W o rl dw i de Gl o b al D at a Sph e r e I o T D ev i c e a n d D at a F o reca s t , 2 0 2 1 – 2 0 2 5 ” , I D C 4 State of the Edge: https://venturebeat.com/business/state - of - the - edge - report - projects - edge - computing - will - reach - 800b - by - 2028/ 5 Global Broadband Services Market Grows: https://straitsresearch.com/press - release/global - broadband - services - market - growth Ed g e AI M arket t o H it $ 66 B b y 2030 at C A G R o f 21. 0 % Gr a n d V iew Re s ea r c h “Over the next five years, Edge Computing with Edge AI will be c ome the b at t l e f r o nt f o r i nno v at i o n and m i nd sha r e rel at ing to sm art, c o n n e c t e d, digit al t ra n s f or m at i o n of e v e ry bus ines s ” Gartner E d ge C om p uting M a r ke t 4 with Fixed Wir e less A cces s 5 > $1.5 T ril l ion I N TE LLI G E N T L Y C O NN EC T E D 9 by 2028 Edge AI S o ftwa re Mark e t W i l l E x hi b it Huge G r o w th by 2031 | Top Players are: Veea Inc., Foghorn S y ste ms I nc , I BM …. Global Edge AI Software Industry Market Research Report 2 * zettabyte is one billion - trillion bytes or 10 21 bytes

Connectivity / Compute / Security Solutions Have Been Mainly Focused on Bloated Data Centers and the Cloud

What Existing Solutions Offer

Impractical & Hard to Implement

- Point products requiring expert integration
- Compute done in Cloud makes real-time processing difficult and limits AI
- Black-box solutions with no programmability or software customization
- High power consumption
- High costs to operate and maintain

What Edge Use-Cases Need

Practical & Easy to Implement

- Hyperconverged Architecture
- Real-time ops /decision making (without sending data to the Cloud)
- Platform compute/programmability
  Readily customized for use case
- Power / thermal efficiency
- Simplified, reliable and low-cost implementation and maintenance




Edge-AI Use Cases





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Veea is Accelerating the Move of AI Processing to the Device Edge

Unlocking the data that will fuel our digital future and AI



Convergence of:
• Connectivity
• Hybrid Edge-Cloud Computing
• Distributed AI
5G
Device Edge
veea Hub
Low Cost
Energy Efficient
Reliable, with Low-Latency
Private & Secure
Personalized
Central cloud
Edge cloud
Hybrid
On device and at Device Edge

PAST: Cloud-centric AI
AI training and inference in the central cloud

TODAY: Partially-Distributed AI
Power-efficient with Device Edge AI inference and Cloud-centric AI training

FUTURE: Fully-distributed AI

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Veea Solves the Need for Connectivity + Compute + Security at the Edge

Integrated platform increases ecosystem value over time



Processing Elements
COMPUTE
Edge Server
veeaCloud Services
Alarms & Events
Analytics
Monitoring
Notifications
Provisioning
Authentication &Authorization
Application Management
Cellular Activation
Certificate & Image Management
Group Services
Tenancy Management
Subscription Management
Device Management
Network Management
Messaging Services
Backup & Restore
Access Elements
CONNECT
Mesh Router
IoT Gateway
Wi Fi 6 CERTIFIED
5G
Bluetooth
zigbee
LoRa
4G/5G WAN Access + Failover
SDWAN
VPN
Firewall
MPLS
SECURE
Security Elements
Veea Control Center
veeaHub
VeeaHub Manager
Network Attached Storage (NAS)
STORE
Storage Elements

veeaHub Platform Stack

- VeeaCloud
- User Data
- User Installed Applications
- Bundled Apps Containers
- Orchestration
- Runtime-Secured Docker Containers
- Middleware
- Linux OS
- Virtualization
- VeeaHub Servers
- VeeaHub Storage
- VeeaHub Networking

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Veea's Secret Sauce #1: Ability to Create a Private Network: "Cloud-in-a-Box"



Veea® Platform
Edge Orchestration and Management
Web • iOS • Android
New Product Category
Includes a range of highly unique and monetizable cloud-managed AI-driven applications and value-added services
COMPUTE
VeeaHub® Family
Smart Computing Hubs
Outdoor
Indoor
Expandable Indoor
CONNECT & SECURE
vMesh™
Edge Connectivity & Orchestration
Least Cost Routing
vMesh via Wi-Fi or Ethernet
Application and µServices Mesh
Any Cloud
aws
Azure
Private Cloud Multi-Cloud
Any Network
4G
5G
Any Protocol
Bluetooth
WiFi
LoRa
ZigBee
RS232 RS485
Any Device
Any Solution
Industry 4.0
Buildings
Homes
Retail
Venues
Energy
Transport
Healthcare
Communities
Farms

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Veea's Secret Sauce #2: Architected for Hyperconvergence at the Device Edge



The Cloud to Edge Continuum
Multi-Access Edge Computing (MEC)
Midsize Edge
Device Edge
Veea Edge Platform
Micro Edge
Mini Edge
Heavy Edge
Hybrid Cloud Edge
Edge-Cloud Computing



Edge-to-Cloud Hyperconverged Infrastructure
VIRTUAL COMPUTE
VIRTUAL MEMORY
VIRTUAL STORAGE
VIRTUAL NETWORK
VIRTUAL MANAGEMENT
IN ONE EASY TO MANAGE APPLIANCE

- VeeaHub products' Linux Server provides for a **Virtualized Software Environment** with cloud-native containerized apps
- Wireless and Wireline Communications in one **Virtual Network** enabled by 5G Wireless-Wireline Convergence ("5G WWC" standards)
- Computing and Communications in one **Virtual System**
- Converged cellular-like **Managed Wi-Fi** Solution

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Veea's Secret Sauce #3: VeeaWare Software Platform Enables Critical Apps Running Independently at the Edge

Distributed Micro-Cloud Computing at the Device Edge

- Linux server with high-performance quad-core CPU and virtualized software environment
- API and microservice driven software architecture >> cloud-managed apps
- Hardware Abstraction Layer (HAL) with microservices and an API in multiple languages
- Patented "Secured Docker™" container for apps to run in a trusted execution environment
- Supports Microsoft Azure IoT, AWS IoT Greengrass V2, and other Cloud-based Apps at the Device Edge
- Novel Wi-Fi connectivity mesh ("vMesh"): provides for a computing mesh, an application mesh, a microservices mesh, and an AI-driven Edge Intelligence Mesh



veeaCloud
HTTPS
MQTT
veeaHub
veeaHub
veeaHub
vMesh
Wired and/or Wireless Mesh
vMesh
Wired and/or Wireless Mesh
Internet of Things (IoT)
Event Processing
Device management
Rule Engine
SLA Monitoring
Device Aggregation
IoT Gateway
Application / Service Containers
Azure
Veea Security-Enhanced Docker
Moby Runtime
docker
Linux Kernel
Hardware Drivers
USB
Bluetooth
5G
LoRa
zigbee
lte
DBus MQTT
Socket
DBus
Netlink
Mesh Information
Host Information
Proxy Services
Hardware Services
WiFi Services
DNS Service
Application Deployment
Container Validation
Network Access Controls
Hardware Access Controls
Network Mesh Orchestration
Traffic Routing and Policy Enforcement
Cloud Management Client
Veea Middleware

Edge Computing and Cloud Computing in one "**Virtual Compute**" environment across edge to cloud resources with Kubernetes orchestration

Portable middleware runs on many ARM core-based hardware

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Veea's Secret Sauce #4: Container-level Open Software Development Environment Extended to a Very Large Developer Community

Veea Developer Portal with advanced self-serve tools to develop Cloud-managed apps (developer.veea.com)

Tapping into **a large existing developer base** through extensions of Veea Developer Portal to third-party platforms:

- **Mysten Labs'** Sui is a horizontally scalable blockchain supporting a wide range of dApp development at low cost
- **mimik** offers a runtime environment designed to perform in a distributed environment, utilizing computing resources available in devices, like smart phones, tablets, IoT devices, and laptops
- **Builder.ai**® is an AI-powered composable software platform
- **Sway AI** No-Code Workbench with intuitive drag-and-drop development platform to craft, deploy, and monitor sophisticated machine learning workflows and AI applications
- **New Native** is an organization empowering AI-native economy, with the ultimate goal of accelerating innovation



Veea Cloud Service
3rd party Cloud Service
Azure Cloud Service
vBus module
edge service
side service
http://veea.local
Bluetooth module bluez
Dash Board
Wrapper
REST Api
veeaHub
Your Own Edge Service
Data Broker
vBus Local Network
docker
Audio module pulseaudio
Storage module minio.io
Zigbee module Zigpy
Camera module
Spotify spotifySDK
Platform Containers
Application Containers
MAS
B/S
CC
System Container
Database Container
Network Container
vTPN
IoT Services
AdEdge
V-Bus IoT Service
Apps
Data Broker (MQTT or HTTPS)
vBus
vBus (Hardware Abstraction Layer)
VeeaHub Toolkit
Platform Services
Hardware Monitoring Daemon
Secure Docker
docker Secured
System Image
Alpine Linux

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Veea's Secret Sauce #5: Network Slicing Across Local Area Networks (LANs)

Extends 5G network slicing from Wide Area Networks (WANs) to LANs

Groundbreaking virtual Trusted Broadband Access (vTBA)

- ✓ Co-developed with CableLabs (Global Cable Industry R&D Labs)

Offers "cellular-like" network-managed Wi-Fi/IoT devices per device with

- ✓ Priority of service, connection speed, usage limits, etc., more securely through LAN devices.
- ✓ Device designation into Trust Domains with embedded Zero Trust Network Access (ZTNA) for secure i) connectivity and ii) running of apps
- ✓ Private networks with direct device connectivity between designated devices, IoT sensors and machines across Wide Area Networks (WANs) and/or Local Area Networks (LANs)
- ✓ Subscription services for network-managed Wi-Fi/IoT devices
- ✓ Facilitates convergence of Wi-Fi/IoT protocols with 5G, wireline and HFC (cable networks) with network management via 5G Core Network

Global roaming across VeeaHub products

- ✓ A "Private Network LAN", formed by VeeaHub units create an "edge-cloud" that with other VeeaHub-based edge-clouds at other locations produce a wide-area distributed cloud


vTBA Managed Wi-Fi & IoT for MDUs
vTBA Managed Wi-Fi & IoT for public housing
5G
vTBA Managed Wi-Fi & IoT for enterprises
vTBA for Work-From-Home (WFH)


vTBA Managed Wi-Fi & IoT automation for Industries

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Veea's Secret Sauce #6a: Ability to Run Transformative AI at the Edge

Where it can make the biggest difference today



- Centralized Control
- Re-learning Data
- Semantic Segmentation
- Traffic Flow Analytics
- Vehicle Tracking
- Frictionless Shopping
- Real-Time AR Signage
- Predictive Maintenance
- E2E Data Ingestion

Data Collected by Sensors at the Edge

AI / ML Run Models at the Edge

Data Doesn't Have to be Sent to the Cloud

Low Latency Processing

Real-Time Decision Making

Unlocks the True Potential for AI

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Veea's Secret Sauce #6b: Enabling AI On-Device Learning

Combining Edge Computing with AI will drive transformation across industries



Few-shot learning

Adapt the model to a few labeled samples

"Yesterday"



Continuous learning with unlabeled data

Use unlabeled data to do unsupervised learning

"Today"


5G

Federated learning with blockchain

Enable learning at scale, and address deployment challenges

"Tomorrow"


5G

Low-complexity on-device learning

On-device learning to improve efficiency

"Tomorrow"


84.7%


Real-time local analytics
Updating
On-device intelligence


XR
5GNR

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Veea's Secret Sauce #7: Apps & Services Accelerating the Edge Ecosystem

IoT Gateway and Development Tools – Standalone or **Integrated with Microsoft Azure IoT & AWS IoT Greengrass V2**

4G/5G SD-WAN Dual-WAN Fixed Wireless and Wired Broadband Access (optional simplified SASE solution)

vTBA (virtual Trusted Broadband Access) - Network-Managed Broadband Access, over Virtualized Private Networks, with the Ability to Offer Subscription Services for Wi-Fi & IoT Devices

vTPN (virtual Trusted Private Network) – Securing Data-in-Motion and Data-at-Rest with Cybersecurity protection (SASE)

VeeaConnect Private Network UCCaaS (See vREO1)

Real Time Location Services (RTLS), Location Based Services (LBS) with Virtual Beacons, Indoor Intelligence

AI & Vision Analytics - No-Code AI, visual platform and Digital Twins

AdEdge (DOOH RTLS-based Proximal Advertising Platform)

TROLLEE Smart Shopping Cart
TROLLEE Product Demo video

Honeywell Niagara Integrated Building & Energy Management Systems

Smart Spaces Automation

Home Assistant

Helium & Blockchain Framework

Distributed Edge Storage, Advanced AR with Glasses

IPTV, EdgeCDN, WebRTC, Multicast Streaming, etc.



3rd Party Mobile APP Enablement

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End Result: An Unparalleled Turnkey Cloud-to-Edge Solutions Platform

Veea Edge Platform with 5G & AI holds the same promise as the smartphone did for personal computing



veeaHub Manager
Sensors
Device Edge
KEYCLOAK
Microsoft Azure Certified
LF EDGE
ZigBee Alliance
Wi Fi Alliance
cca
LoRa Alliance
LoRa
Bluetooth
zigbee
Z-WAVE
6LoWPAN
Wi Fi
Device, vMesh, Network Management & Orchestration
Application Management
Secure SSO Authentication & Provisioning
Enterprise Administration
veeaCloud Services
docker
Multiple Radios – backhaul, fronthaul and mesh
Apps – replicate functions in software, add new functions
vMesh
vMesh MicroCloud with Smart Computing Hubs
VeeaHub Pro Outdoor (VHH10)
VeeaHub Pro / S (VHE09 / VHE10)
VeeaHub Stax (VHC25)
Intelligent Mesh – shares processing and storage resources
Single Management Interface – across Apps, Mesh and Radios
CAPEX – Low – Single box solution
OPEX – Low – Single interface and no integration
EXTENSIBILITY – Download an App
Replace Numerous Point Solutions
Minimize integration & on-going maintenance
Facilitates management of multiple legacy solutions
cbrs
5G
MQTT BACnet Modbus CoAP
veea Control Center
Network Edge
LAN/WAN
lte
Wi Fi
5G
Any Cloud
Google Cloud
Microsoft Azure
aws
salesforce
verizon cloud
IBM Cloud
ORACLE CLOUD
SAP

Core Benefits

- Minimize latency and raw data transport to the Cloud,
- Privacy, security, data ownership and context awareness,
- Fault tolerance for mission critical and other edge applications
- Private micro “data center” with wired and wireless coverage
- Fixed line and 4G/5G broadband services
- Optional integrated small cell private 5G network expansion
- Gateway/Edge Device for Microsoft Azure IoT and AWS IoT Greengrass apps

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Veea Monetizes Every Part of the Value Chain Directly and Through Partners

Integrated-platform increases ecosystem value over time

VeeaHub Hardware Devices	Veea Edge Services + Edge Delivery	Veea Marketplace



2022+
Networking + Compute + Security
2023+
Private Cloud Management, vTBA, VPN, AI Workflows
2025+

$	$	$
Hardware Licenses	Edge Platform-as-a-Service (Subscription ePaaS)	Take Rate % Data-as-a-Service

Revenue growth drivers:

App Marketplace for 3rd party apps

Scales as ecosystem grows

Edge AI, Analytics & Business Intelligence

Scales as deployed service usage grows

Veea Technology & Channel Partners

Honeywell, Qualcomm, Tridium, inpixon, syniverse, Backpack Group, Samsung, Sutherland, Lincoln Property Company, Liberty Latin America, CableLabs, SAP, AT&T, KICC, Sony, Katai, Privafy, aws, Allegion, celona, mimik, gigalink, IMREDD, SWAY AI, WYND, iFREE GROUP, Verso Altima, Ostendo, Conxai, Microsoft Azure, Rural Cloud Initiative

- Near-term revenues supported by existing customer and partner pipeline
- Hardware will be manufactured by ODMs in 2025/2026 based on licensed reference designs developed by Veea
- Recurring Revenue for software and services grows rapidly as the installed base grows
- Gross Margin accretion expected as economies of scale achieved

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Veea is Leading the way in "Solutions"-as-a-Service Categories at the Edge

Served by VeeaHub Product Portfolio and Veea Edge Platform

Hardware-as-a-Service Categories Incorporated into VeeaHub Products*

- Edge Computing for Apps & Services
- Public & Private Network Connectivity
  - Residential & Enterprise
  - Last Mile Solutions for Optical Fiber, 4G/5G FWA, Satellite
  - IoT Use Cases
- Multi-Protocol IoT Gateway Services
- Hyperconverged Networking (new category)
- Managed Cellular-like Wi-Fi Access (new category)
- Edge Device Security & Application Cybersecurity
- Distributed Edge Storage & CDN

SaaS Categories Enabled Through Applications Developed by Veea & Partners*

- Building & Energy Management Systems
- Edge AI (new category)
- Smart Retail with Smart Shopping Cart
- Precision Agriculture & Smart Farming
- AI-assisted Edge Service Automation
- Location-based Advertising (e.g., Digital Signage, Hospitality Service Automation)
- Edge Data & Device Management with Connectivity, Application, Microservices, Edge Intelligence Mesh
- Digital Twins

* Cloud & Local Management included with a Developer Portal

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Major Markets Served to Date

Veea is Transforming Entire Vertical Industries (explainer video)

- **Cost-effective last mile solutions** with value-added services for Internet connectivity optimally suited for
  - One-third of the world's population that is unserved or underserved (https://youtu.be/y_IDmW30LjI),
  - Tele-education, tele-medicine, tele-training, smart farming and precision agriculture, environmental and natural disaster monitoring and management, AI-assisted renewable energy management, sustainable fishing, and much more,
  - Internet of Forest in partnership with O.N.E. Amazon (https://youtu.be/y1fN1R-u_6M)
- **5G-based broadband connectivity solutions for service providers** including AI-assisted "ISP in a box" with value-added services, managed Quality of Service (QOS) and security services (https://youtu.be/1Y7n33Ha3ms).
- **Smart Building solutions** together with the most comprehensive and widely adopted Building and Energy Management System (BMS/EMS) worldwide (https://youtu.be/6J5EKNWPaTw).
- **Food security and safety** for the entire planet with a highly advanced precision agriculture and smart farming solution with Internet of Things (IoT), AI, data fusion and data management (https://www.veea.com/microclimates).
- **Smart Retail** centered on a groundbreaking Smart Shopping Cart and an AI-driven advertising platform (AdEdge) developed by Veea for contextual location-based promotions (https://youtu.be/OkHhb96zHso).
- **Private distributed clouds for B2B and B2B2C offerings** enabled through secure and personalized private networks providing for dedicated peer-to-peer connections over wired (i.e., cable or optical fiber) or wireless (i.e., 4G or 5G) connections between user devices located anywhere in the world (https://www.youtube.com/watch?v=LzaS055dqsw).
- **Digital transformation and Industrial IoT (IIoT) solutions** for Smart Warehouses, Smart Campuses, Smart Cities, Smart Construction, Smart Mining, and many more (https://www.rcrwireless.com/20230419/private-networks/att-mexico-qualcomm-partners-test-private-5g-networks and for private 5G network: https://youtu.be/x20UT_EytvY).

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Appendix C u rr e n t M o s t I m p a c t f ul V ee a P r o j e c t s W o r l d w i d e

26 I N TE LLI G E N T L Y C O NN EC T E D Source: ITU/World Bank h t t p s : / / O u r W o r l d l n D ata.o r g / te c hn o l o g i cal - chan g e https://datareportal.com/reports/digital - 2023 - global - overview - report Active Project Areas 6 25 Veea Brings a Cost - Effective Connectivity Solution to the Unserved World

The world has a food problem 27 Veea Inc. Confidential & Proprietary I N T E L L I G E N T L Y C O N N E C T E D 27 I N T E L L I G E N T L Y C O N N E C T E D * World will need to produce about 98 percent more food by 2050 to feed an estimated 9 billion people.** Veea Edge Platform is expected to provide coverage to millions of farms surrounding the rural communities for precision agriculture and smart farming over the 2 - 3 years * https:// www.who.int/news/item/06 - 07 - 2022 - un - report -- global - hunger - numbers - rose - to - as - many - as - 828 - million - in - 2021#:~:text=The%20number%20of%20people%20affected,away%20from%20its%20goal%20of* ** h tt p s : / / www . f a o . o r g / 3 /c a96 9 2 en / o n l i n e /c a96 9 2 en . h t m l # c h a p ter - K e y _ m e ss a g e ** https:// www.undp.org/sites/g/files/zskgke326/files/2022 - 01/UNDP - Precision - Agriculture - for - Smallholder - Farmers - V2.pdf

A Smart Agriculture Infrastructure Deployment Model for Rural Communities and Two Million Farms in the US

Veea is providing network and value-added solutions to its channel partners, including major cloud service providers, IT solutions and services companies and several rural telcos, in the US to roll-out broadband connectivity with a variety of services

Veea Edge Platform Brings Broadband, Edge-Cloud Computing, Wi-Fi & IoT Connectivity, Machine Learning and AI, Distributed Edge Storage & Data Management, Full Stack Security, Containerized Apps, Edge-Cloud Computing Resource Orchestration & Automation, Commodity Exchange Platform with Leading-edge Blockchain, and more, Combined with Capabilities of an Ecosystem of World-class Partners.



On-Farm Connectivity
Multi Cloud Support
Application Store
Dakota*ICP
PRECISION AG INFRASTRUCTURE
Casselton
Fargo
Kindred
Red River
TRILOGY
FarmStore
FarmGrid

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Climate Change Projects and Opportunities in Americas, Asia and Africa

Contributing to the efforts in saving our planet from climate change

Veea is working with ISPs, Philanthropic Foundations, NGOs, farm cooperatives and operators in the US, Colombia, Mexico, Brazil, Indonesia, Malaysia, Thailand, Philippines and Western Africa to bring broadband services, precision agriculture, tele-education, tele-health, IPTV, and others to empower the farmers & Increase food supplies

- Transforming the Amazon biome into a digital asset security for sustainable environmental impact through a partnership with O.N.E. Amazon, AECOM, MIT Media Labs, Colombian government, USAID, Goldman Sachs, UN agencies and others.
- Monitoring the rainforest with Internet of Forest (IoF) and while delivering economic and social benefits to farmers and rural communities.
- Addressing the global food security crisis by helping farmers to increase their crop yields and reducing post harvest losses.
- Live demonstration at Biodiversity COP 16 in Colombia in October 24' and G20 Summit in Brazil in November 24' with live demonstrations of IoF and various value-added services.



Veea provides:

- direct-to-device Internet connectivity with a sustainable business model,
- value-added services such as precision agriculture, tele-education, tele-health, tele-training, IPTV & ESG
- unified edge-to-cloud computing, AI & data analytics


TROPICAL RAINFORESTS OF THE WORLD
INDONESIA

O.N.E. Amazon: https://oneamazon.com
Colombia Projects: https://www.oneamazoncolombia.com
Explainer video: https://youtu.be/y1fN1R-u_6M

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Building the Internet of Forests (IoF)

Veea enables the IoF solution with hyperconverged Edge Computing infrastructure

- The IoF architecture is based on large-scale LoRaWAN networks, utilizing sensors developed by MIT Media Labs and others, delivered through LoRaWAN gateways of VeeaHub products along with machine learning and AI to monitor key variables within the rainforests.
- By understanding rainforest environments, we can help communities better manage their resources and activities, create systems that optimize natural resource use by corporations and governments, improve environmental health and enhance forest resilience.
- The report introduces a five phase technological roadmap for building infrastructure that will allow for the monitoring of hundreds of thousands of rainforest hectares.
- Allen Salmasi serves as Chairman of IoF Working Group.

Phase 1 - Data Infrastructure: Central to the phase is the installation of a database and server services which are required to properly store and handle information coming from sensor nodes.

Phase 2 - Satellite images and drone images can be used within machine learning frameworks that can help to calculate biomass density, deforestation patters and over all health of tree canopies.

Phase 3 - Environmental Sensing: Historical data of environmental sensor stations will act as a reliable tool to study how segments of land evolve during long periods of time.

Phase 4 - Socio-environmental sensing encompasses a distributed network of low-cost, low-power sensors.

Phase 5 - Bio-sensing can enable deeper assessment about molecule-level insights. Bio sensors can be used to detect and understand presence and change of specific pollutants and bacterial compositions within the environment.


Phase 1
Data Infrastructure
Phase 2
Remote Sensing
Phase 3
Environmental Sensing
Phase 4
Socio-environmental Sensing
Phase 5
Bio-sensing

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AI-Driven Neural Network for Our Planet

A highly valuable open-source complement to IoF

The Enterprise Neurosystem

- An open-source AI research community, founded on the principle that all the species and ecosystems on this planet are part of a single system.
- Developing a global-scale AI network.
- 190 participants from over 30 companies and academic institutions.
- Stanford SLAC, UC Berkeley, EY, Google, Microsoft, IBM Research, Intel, Meta, Veea, Reliance Jio, Seagate, Verizon and Yahoo!
- The Enterprise Neurosystem lends direct support to leading international climate organizations like the UNFCCC TEC and CTCN, and AIM For Climate, the international initiative for climate-smart agriculture and food systems, sponsored by the United Arab Emirates and the United States.
- Supporting hundreds of climate projects.



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Veea Edge Platform Provides for Critically Needed Solutions

- Tele-education, tele-training and tele-health to make the farming community more productive and healthier
- The global crisis in food supplies,
- Energy management,
- Environmental monitoring and reporting,
- Natural disaster monitoring, prevention and recovery,
- Ecological crisis management and much more.


COMPONENTS OF PRECISION AGRICULTURE
Auto Steer
VRT (Variable rate technology)
Remote Sensing
Yield Monitors
GPS & GIS
Wireless Telematics
Artificial Intelligence
Data Collection & Analysis

Peter Drucker famously said, "**If you can't measure it, you can't manage it.**"


Today, IoT has many use cases in Agriculture
The Smart Agriculture market is expected to reach $18.45 Billion in 2022, at a CAGR of 13.8%
- Business Intelligence
DRONES
Health assessment, irrigation, crop monitoring, crop spraying, planting, and soil and field analysis
Precision Farming
With IoT, all data from different sensors is accessible to the agriculturist on their mobile phones
Soil Management
Analyze soil status, temperature and humidity
Livestock Management
Monitor livestock productivity and health
Water Management with Automated Irrigation

About 90 percent of the world's farmers are smallholders, owning less than two hectares of land. Smallholder farmers are expected to play a crucial role in this. Already, an estimated 80 percent of the food produced in Asia and sub-Saharan Africa comes from small farms.

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Containerized Honeywell Niagara Framework Enabled by VeeaHub products

The only wired and wireless BMS/EMS solution supporting the full range of IoT and smart building protocols and use cases



BUILDING SYSTEMS
ENTERPRISE APPS
SECURE IP
HVAC
LIGHTING
POWER
ACCESS
DATA CENTER
VIDEO
PRODUCTION
MICROGRID
AND MORE...
niagara4
ALARMS
ENERGY
MAINTENANCE
OCCUPANTS
UTILITY BILLING
DEMAND MGT.
IAQ MONITORS
COMPLIANCE
AND MORE...
DRIVERS, CONNECTORS & API'S



AUTOMATEDLOGIC
Honeywell WEBs
Schneider Electric
Phoenix Controls
ALERTON
Kele
lynx
DISTECH
Johnson Controls
BuildingLogix
CHEMTRAC
Powered by niagara FRAMEWORK
TALON
SQUARE D Schneider Electric
Carrier
valent
GILBARCO VEEDER-ROOT
AMERICAN AUTO-MATRIX
LG
SIEMENS
novar
McQuay
the Watt Stopper

Monitoring, control and automation of any device or system



Maintenance Management
Reports
Alarm Management
Dashboard
CCTV
XML
Interfaces
Applications
Baja
XML
Access Control System
Tridium Niagara Framework
Building Automation System
Generator
Unified Messaging System
UPS
Irrigation Control System
Waste Management System
Weather Station
Intrusion Detection System
Lighting System
FDAS
PMCS
Master Clock System

Sustainability reporting for all systems within the building



SUSTAINABLE INVESTMENTS WORLDWIDE
Global sustainable investments grew 15% from 2018-2020, reaching a total of $35.3T.
How do sustainable assets break down across the 5 major markets, and which regions are seeing the most growth?
Circle size represents sustainable investing assets in USD.
2018
Negative growth rate
Positive growth rate
2020
Europe's negative growth rate reflects tighter legislation for sustainable products, meaning some assets that previously qualified as sustainable may not meet the new requirements.
Canada saw the highest growth rate, with the country's sustainable assets climbing over 40% from 2018-2020.
Sustainable assets grew quickly in Japan, and now account for almost a quarter of the country's total managed assets.
CANADA
$2.4T
▲43%
EUROPE
$12.0T
▼15%
JAPAN
$2.9T
▲32%
UNITED STATES
$17.1T
▲42%
The U.S. had the second highest growth rate, and makes up almost half of sustainable investments worldwide.
Australasia saw slower growth than previous years due to stricter industry standards on what is considered a sustainable investment.
AUSTRALASIA
▲23% $906B
SOURCE: GLOBAL SUSTAINABLE INVESTMENT ALLIANCE (AUG 2021)

Niagara Framework is deployed in 77 countries with over 1.2 million installations

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Creating a profitable business while saving our planet

We retain the required technical capabilities to address many of the global challenges resulting from the current climate emergency, pressing social issues, food insecurity, water pollution and essential health services most efficiently:

- ✓ *"Last-mile" Internet connectivity for everyone and everything (IoT) in unserved and underserved regions of the world*
- ✓ *Tele-education with wide-area delivery of stored content at the edge*
- ✓ *Tele-healthcare*
- ✓ *Tele-training*
- ✓ *Precision agriculture and Smart Farming*
- ✓ *ESG and affordable renewable energy solutions*
- ✓ *Real-time monitoring of weather and air quality*
- ✓ *Monitoring and prevention of water pollution*
- ✓ *Forest preservation solutions (fires, timber poaching, animal tracking, deforestation monitoring, etc.)*
- ✓ *Natural disaster monitoring and prevention*
- ✓ *Smart Waste Management*
- ✓ *Sustainable fishing, feed management and precision fisheries*
- ✓ *Maritime monitoring in coastal areas*
- ✓ *Green supply chain management*


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Engineering for Sustainable Development

The unique solutions developed by Veea deliver on the 2030 Sustainable Development Goals (SDGs) established by the United Nations across the board.

Edge Computing with affordable wide area connectivity, content delivery, IoT and Edge AI help us to meet SDGs.


1 NO POVERTY
2 NO HUNGER
3 GOOD HEALTH
4 QUALITY EDUCATION
5 GENDER EQUALITY
6 CLEAN WATER AND SANITATION
7 RENEWABLE ENERGY
8 GOOD JOBS AND ECONOMIC GROWTH
9 INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION
15 LIFE ON LAND
16 PEACE AND JUSTICE
13 CLIMATE ACTION
14 LIFE BELOW WATER
17 PARTNERSHIPS FOR THE GOALS
THE GLOBAL GOALS

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